UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 10, 2020
(Date of earliest event reported)

Mexco Energy Corporation
(Exact name of registrant as specified in its charter)

CO	1-31785	84-0627918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

415 W. Wall Street, Suite 475 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	MXC	NYSE American

Item 5.07	Submission of Matters to a Vote of Security Holders

Mexco Energy Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on September 10, 2020. At the Annual Meeting, the Company’s stockholders were requested to (i) elect seven directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders; (ii) ratify the Audit Committee of the Board of Directors’ selection of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021; and, (iii) approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. Each of these items is more fully described in the Company’s 2020 proxy statement filed with the SEC on July 21, 2020.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Banschbach	1,239,482	14,537	4,306
Kenneth L. Clayton	1,237,982	16,037	4,306
Thomas R. Craddick	1,239,482	14,537	4,306
Thomas H. Decker	1,239,482	14,537	4,306
Paul G. Hines	1,239,482	14,537	4,306
Christopher M. Schroeder	1,239,482	14,537	4,306
Nicholas C. Taylor	1,239,482	14,537	4,306

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
Weaver and Tidwell, L.L.P.	1,255,325	3,000	0

Proposal 3: Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained
1,249,011	4,958	50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: September 11, 2020	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer